UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 20, 2018, Rubicon Technology, Inc. (the “Company”) entered into an Agreement of Sale (the “Agreement”) with Exeter 950 Douglas, LLC (the “Purchaser”). Pursuant to the Agreement, the Company has agreed to sell to the Purchaser its property located at 950 Douglas Road, Batavia, Illinois, and the 134,400-square-foot manufacturing and office facility constructed upon such property (the “Property”). The anticipated closing date is September 5, 2018. The Company has agreed to sell the Property for $6.7 million and it expects its net proceeds after the payment of real estate taxes, brokerage and legal fees, transfer taxes and other expenses to be $6.35 million.

Within five Business Days after the execution of the Agreement, Purchaser will deposit $150,000 into escrow as an “Earnest Money Deposit”. The Agreement contains representations, warranties and covenants of both the Company and the Purchaser that are customary for transactions of this type.

The Company shall pay: (i) all state, county and local realty transfer taxes, including all documentary stamp taxes; (ii) the cost of Purchaser’s basic owner’s premium for title insurance in the amount of the Purchase Price, along with all related title search fees; (iii) the fees and expenses of Seller’s attorneys; and (iv) recording charges due on the satisfaction or assignment of any mortgages or liens affecting the Property.

The Purchaser shall pay: (i) any costs incurred by Purchaser in preparing and performing its due diligence investigations, (ii) the fees and expenses of Purchaser’s attorneys, (iii) all title charges and other costs to the extent not paid by Seller, including the cost of any extended coverage to Purchaser’s title insurance policy and any and all endorsements to Purchaser’s title insurance policy, and (iv) recording charges due in connection with any mortgages or other financing documents.

Any other costs not specifically provided for will be paid by the party who incurred those costs, or if neither party is charged with incurring any such costs, then by the party customarily assessed for such costs in the State of Illinois.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Agreement of Sale of 950 Douglas, Batavia, IL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: August 20, 2018	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer

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